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                                                                      EXHIBIT 15

               LETTER RE: UNAUDITED INTERIM FINANCIAL STATEMENTS

Securities and Exchange Commission
Washington, D.C. 20549

Re:  Protective Life Corporation
     Registration on Form S-4

We are aware that our report dated April 26, 1994, except for Note G, as to which the date is May 2, 1994 on our review of interim financial information of Protective Life Corporation and Subsidiaries for the three-month periods ended March 31, 1994 and 1993, our report dated July 26, 1994 on our review of interim financial information of Protective Life Corporation and Subsidiaries for the three-month and six-month periods ended June 30, 1994 and 1993, and our report dated October 25, 1994, except for Note H, as to which the date is November 7, 1994 on our review of interim financial information of Protective Life Corporation and Subsidiaries for the three-month and nine-month periods ended September 30, 1994 and 1993, are incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                          COOPERS & LYBRAND L.L.P.

Birmingham, Alabama